Exhibit 21



                       Subsidiaries of Atrion Corporation
                            As of December 31, 2005


                                                  State of
            Subsidiary                         Incorporation      Ownership
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Atrion Medical Products, Inc.                     Alabama            100%
Halkey-Roberts Corporation                        Florida            100%
Quest Medical, Inc.                                Texas             100%
AlaTenn Pipeline Company LLC                      Alabama            100%
Atrion Leasing Company LLC                        Alabama            100%
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